Exhibit 99.2

Benson Hill Announces Second Quarter 2022 Financial Results

•Consolidated revenues increased 179 percent year-over-year to $110.7 million driven by a 312 percent increase in Ingredients segment revenues.

•Strategic partnership with ADM represents a significant milestone in the planned scaling of proprietary soy innovations through an asset-light licensing model.

•Management is assessing strategic alternatives for the Fresh business.

•Strong performance in the Ingredients segment raises revenue guidance for 2022.

•Continued rapid growth and execution of the strategic plan further enables achievement of previously stated 2025 financial targets.

ST. LOUIS, MO – August 8, 2022 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended June 30, 2022.

“We continue to validate our proprietary soy ingredients portfolio as well as our go-to-market approach through a new strategic partnership with ADM while also delivering another quarter of strong financial performance,” said Matt Crisp, Chief Executive Officer of Benson Hill. “The momentum we see in the business is real and building, and current macro challenges continue to require innovation to evolve to a more customized and resilient food system.”

Second Quarter Results Compared to the Same Period of 2021
The impact of mark-to-market timing differences on the profit and loss statement and reconciliation of non-GAAP financial measures can be found on pages 6 and 10, respectively.

•Revenues were $110.7 million, an increase of $71.1 million, or 179 percent led by robust growth in the Ingredients segment.

•Gross profit was $5.6 million, an increase in profitability of $5.6 million, which includes a realized $5.2 million gain related to mark-to-market timing differences that partially offset losses in the first quarter.

•Operating expenses were $34.5 million, an increase of $9.9 million, which included $5.7 million for non-cash items. The increase was primarily driven by higher wages, insurance costs to run expanded operations, and requirements associated with being a public company.

•Inclusive of the mark-to-market timing differences, the reported net loss was $27.6 million compared to a net loss of $27.4 million. Adjusted EBITDA was a loss of $15.7 million compared to a loss of $15.8 million.

•Cash and marketable securities on hand were $209.9 million as of June 30, 2022.

Ingredients Segment
•Revenues for the segment were $93.5 million, an increase of $70.8 million, or 312 percent. Proprietary soy revenues were $12.2 million, an increase of approximately 60 percent, due to increased availability and customer demand for food ingredients, meal, and oil products. In addition, revenues increased for non-proprietary soy ingredients, which was attributable to the acquisition of two soy processing facilities in the prior year.

•Gross profit was $5.7 million, which includes a $5.2 million realized gain related to mark-to-market timing differences that partially offset losses in the first quarter. Strong operating performance in the quarter was the result of demand for proprietary soy products, and non-proprietary soy and yellow pea products. The positive upside from the strong sales has temporarily placed stress on the current supply chain structure, which in addition to inflationary pressures, negatively impacted freight, logistics and factory overhead costs.

•Inclusive of the mark-to-market timing differences, Adjusted EBITDA for the segment was a loss of $1.1 million, a decrease in loss of $5.3 million.

Fresh Segment
•Revenues for the segment were $17.1 million, an increase of $0.2 million, or 1 percent. The modest increase was the result of a crop failure due to a pest infestation impacting farmed peppers.

•Gross loss was $0.2 million, partially driven by a $1.6 million loss due to the crop failure noted above.

•Adjusted EBITDA was a loss of $0.3 million, which was a decrease in segment profitability of $0.5 million.

First Six-Month Results Compared to the Same Period of 2021
•Revenues were $203.2 million, an increase of $131.7 million, or 184 percent, led by robust growth in the Ingredients segment.
◦Ingredients segment revenues were $159.6 million, an increase of $122.7 million, or 332 percent. Proprietary revenues were $26.3 million, an increase of 93 percent.
◦Fresh segment revenues were $43.4 million, an increase of $9.0 million, or 26 percent.

•Gross profit was $0.4 million, a decline in profitability of $0.2 million, which includes $2.9 million related to the remaining losses in the first quarter from mark-to-market timing differences, cost pressures in the Ingredients segment supply chain, and the write-down of inventory in the Fresh segment. When considering the effect of the timing of the mark-to-market adjustments, gross profit was $3.3 million.

•Operating expenses were $69.9 million, an increase of $24.5 million, which includes higher costs to operate as a public company as well as $11.4 million for non-cash stock compensation and non-recurring costs including the PIPE transaction closed in March of this year.

•Inclusive of the mark-to-market timing differences, the reported net loss was $44.1 million compared to a net loss of $49.8 million. Adjusted EBITDA was a loss of $43.2 million compared to a loss of $30.6 million.
◦Ingredients segment Adjusted EBITDA was a loss of $16.0 million.
◦Fresh segment Adjusted EBITDA was $1.9 million.

Strategic Update
Today, the Company announced a long-term strategic partnership with ADM to process and commercialize a portfolio of ingredients derived from Benson Hill’s innovative Ultra-High Protein soybeans. The collaboration will serve a variety of plant-based food and beverage markets to meet savory, sweet and dairy customer needs. In some cases, the innovative ingredients enabled by Benson Hill genetics feature less processed proteins with significant sustainability benefits, representing a new frontier in taste, texture, nutrition, and functionality for alternative protein solutions.

Management believes the movement to improve the food system is a once-in-a-generation opportunity to advance the adoption of plant-based foods. With this belief, the Company is exploring strategic options for the Fresh business, which will allow management to focus its time and resources solely on the tremendous market opportunity for soy and yellow pea protein ingredients.

As previously stated, the Company continues to explore options to further extend its cash position, which is currently sufficient to fund the business into 2024. Last month, the Company completed the drawdown of the remaining $20 million available in its $100 million debt facility, which is included in the $209.9 million balance for cash and marketable securities as of June 30, 2022. As part of its partnership with ADM, the expected revenues include payments for access to Benson Hill genetics through technology access fees during the life of the agreement, as well as milestone payments upon achievement of certain agreed upon performance objectives.

These and other strategic accomplishments over the past year demonstrate the progress the Company is making to execute its strategic plan and achieve its previously stated financial targets in 2025:
•Consolidated revenue in excess of $500 million, including $350 million or more of proprietary Ingredients revenue;
•Gross profit margin greater than 25 percent; and
•Positive EBITDA and free cash flow.

2022 Outlook
As a result of the strong demand for non-proprietary ingredient products, management expects full year revenues for the Ingredients segment of $275 million to $325 million, above the previous guidance of $250 million to $275 million. Full year expectations for proprietary revenues remain in the range of $70 million to $80 million. There is no change in the expectations for the Fresh segment with revenues of $65 million to $75 million. On a consolidated basis, 2022 revenues are now expected to be $340 million to $400 million.

Gross profit guidance remains in the range of $9 million to $13 million as higher expected revenues are offset by higher costs. Contribution margins for the proprietary portfolio remain in the range of 1 percent to 3 percent as the Company continues to focus on its near-term objective to increase market share. The Company expects high-single digit gross margins for the Fresh segment.

The Company maintains the expectation of a net loss of $148 million to $153 million and an Adjusted EBITDA loss of $80 million to $85 million, which is in line with the Adjusted EBITDA loss in 2021.

Finally, the Company expects use of cash to moderate in 2022 due to higher gross margins, lower Capex requirements and cost management efforts.

Webcast
A webcast of the earnings conference call will begin at 8:00 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures and the Company’s definition of these non-GAAP measures is included in the tables accompanying this release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s currently expected guidance regarding its full year 2022 consolidated revenues, revenues for its proprietary soy portfolio, segment revenues, gross profit, gross margins, contribution margins, net loss, Adjusted EBITDA, and cash usage; the sufficiency of the Company’s cash position to fund the business in future periods; the anticipated benefits and other aspects of the Company’s strategic partnership with ADM and the revenue expected to be generated thereby, including revenue from licensing fees and milestone payments; the markets expected to be served by the Company’s strategic partnership with ADM; management’s plans to explore strategic options for the Company’s Fresh business segment; financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments; the Company’s strategies and plans for growth; the Company’s, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; projections of market opportunity, including with respect to market opportunity expected to result from the Company’s strategic partnership with ADM; the Company’s outlook and financial and other guidance; and management’s strategy and plans for growth. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based upon assumptions made by Benson Hill as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the Company’s ability to achieve anticipated benefits of recent business combinations, which may be affected by, among other things, competition, the ability of the combined company to grow and achieve growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; the risk that the anticipated benefits and results of the Company’s strategic partnership with ADM will not be realized, including the risk that certain related milestones and performance objectives will not be achieved; risks related to the effect of the announcement of management’s plans to explore strategic options for the Fresh business segment on the Company’s business relationships, operating results, stock price and business generally; the ability to generate and deploy capital, including capital from operations, capital drawn from the Company’s debt facility and capital expected to result from the Company’s strategic partnership with ADM, in a manner that furthers the Company’s growth strategy, as well as the general ability to execute the Company’s business plans; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities; the effects of weather conditions and the outbreak of crop disease on our business; global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of our risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about our operational and financial performance or achievements through and including 2024. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.
###

Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments and thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The Company recorded the fair value of acquired sales and purchase contracts in the acquisition of the Company’s Creston, Iowa location, which are amortized, not marked-to-market, to revenues and cost of sales to the physical contracts.
The table below summarizes the pre-tax gains and losses related derivatives and contract assets and liabilities:

	Six Months Ended June 30, 2022

		Open Mark-to-Market Timing Differences
	YTD Reported	Q1 Impact	Q2 Impact	YTD Impact	YTD Excluding
Revenues	$203,192	$(5,002)	$3,885	$(1,117)	$204,309
Ingredients Segment	159,618	(5,002)	3,885	(1,117)	160,735
Fresh Segment	43,435	—			43,400
Unallocated Other	139	—			139
Gross profit	$354	$(8,181)	$5,227	$(2,954)	$3,308
Total operating expenses	$69,941	$—			$69,700
Reported net loss	$(44,130)	$(8,181)	$5,227	$(2,954)	$(41,176)
Adjusted EBITDA	$(43,198)	$(8,181)	$5,227	$(2,954)	$(40,244)
•First quarter of 2022: The net temporary unrealized period-end loss on revenues and cost of sales was $5.0 million and $3.2 million, respectively. The amortization of acquired sales and purchase contracts was $0.6 million.
•Second quarter of 2022: The net temporary unrealized period-end gain on revenues and cost of sales was $3.9 million and $1.3 million, respectively. Management expects the remaining unrealized period-end loss of $2.9 million to reverse in the coming quarters.
•See Adjusted EBITDA reconciliation on page 10.

Benson Hill, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,772	$78,963
Marketable securities	163,135	103,689
Accounts receivable, net	36,753	31,729
Inventories, net	47,766	48,724
Prepaid expenses and other current assets	14,544	20,253
Total current assets	308,970	283,358
Property and equipment, net	124,762	126,885
Right of use asset, net	74,337	77,452
Goodwill and intangible assets, net	42,665	42,664
Other assets	4,541	4,538
Total assets	$555,275	$534,897

	June 30,	December 31,
	2022	2021
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,826	$35,508
Revolving line of credit	755	47
Current lease liability	3,039	2,422
Current maturities of long-term debt	25,776	6,934
Accrued expenses and other current liabilities	27,423	26,771
Total current liabilities	78,819	71,682
Long-term debt	83,458	77,170
Long-term lease liability	79,599	79,154
Warrant liabilities	32,857	46,051
Conversion option liability	10,940	8,783
Deferred tax liabilities	304	294
Other non-current liabilities	318	316
Total liabilities	286,295	283,450
Stockholders’ equity:
Redeemable convertible preferred stock, $0.0001 par value; 1,000 and 1,000 shares authorized, 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 205,626 and 178,089 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	21	18
Additional paid-in capital	600,736	533,101
Accumulated deficit	(324,699)	(280,569)
Accumulated other comprehensive loss	(7,078)	(1,103)
Total stockholders’ equity	268,980	251,447
Total liabilities and stockholders’ equity	$555,275	$534,897

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$110,747	$39,692	$203,192	$71,494
Cost of sales	105,171	39,722	202,838	70,955
Gross profit (loss)	5,576	(30)	354	539
Operating expenses:
Research and development	12,017	8,818	24,323	15,945
Selling, general and administrative expenses	22,494	15,761	45,618	29,494
Total operating expenses	34,511	24,579	69,941	45,439
Loss from operations	(28,935)	(24,609)	(69,587)	(44,900)
Other (income) expense:
Interest expense, net	3,524	1,277	9,912	2,535
Change in fair value of warrants	(5,899)	1,703	(37,640)	2,719
Other expense (income), net	938	(170)	2,254	(388)
Total other (income) expense, net	(1,437)	2,810	(25,474)	4,866
Net loss before income tax	(27,498)	(27,419)	(44,113)	(49,766)
Income tax expense (benefit)	56	—	17	—
Net loss	$(27,554)	$(27,419)	$(44,130)	$(49,766)
Net loss per common share:
Basic and diluted loss per common share	$(0.15)	$(0.25)	$(0.25)	$(0.46)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	185,530	109,222	173,189	108,989

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(27,554)	$(27,419)	$(44,130)	$(49,766)
Foreign currency:
Comprehensive loss	20	70	(45)	(1)
Marketable securities:
Comprehensive (loss) income	(4,393)	358	(8,159)	271
Adjustments for net income (losses) realized in net loss	1,022	(300)	2,229	(347)
Total other comprehensive (loss) income	(3,351)	128	(5,975)	(77)
Total comprehensive loss	$(30,905)	$(27,291)	$(50,105)	$(49,843)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(44,130)	$(49,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,942	5,430
Stock-based compensation expense	11,359	1,356
Bad debt expense	445	—
Change in fair value of warrants and conversion option	(37,640)	2,719
Accretion and amortization related to financing activities	5,875	805
Other	5,750	149
Changes in operating assets and liabilities:
Accounts receivable	(5,469)	(8,173)
Inventories	9,117	63
Prepaid expenses and other current assets	5,293	(4,520)
Accounts payable	(12,722)	3,799
Accrued expenses	(7,552)	881
Net cash used in operating activities	(58,732)	(47,257)
Investing activities
Purchases of marketable securities	(248,637)	(81,604)
Proceeds from maturities of marketable securities	9,549	2,050
Proceeds from sales of marketable securities	170,217	150,006
Payments for acquisitions of property and equipment	(5,637)	(21,128)
Payment made in connection with business acquisitions	(1,034)	—
Net cash (used in) provided by investing activities	(75,542)	49,324
Financing activities
Principal payments on debt	(4,576)	(1,794)
Proceeds from issuance of debt	24,040	—
Borrowing under revolving line of credit	12,491	14,451
Repayments under revolving line of credit	(11,783)	(11,481)
Repayments of financing lease obligations	(629)	(165)
Payment of deferred offering costs	—	(322)
Contributions from PIPE Investment, net of transaction costs of $3,761	81,234	—
Proceeds from the exercise of stock options and warrants	1,351	494
Net cash provided by financing activities	102,128	1,183
Effect of exchange rate changes on cash	(45)	(1)
Net increase in cash and cash equivalents	(32,191)	3,249
Cash and cash equivalents, beginning of period	78,963	9,743
Cash and cash equivalents, end of period	$46,772	$12,992

Supplemental disclosure of cash flow information
Cash paid for taxes	$1	$—
Cash paid for interest	$5,900	$2,990
Supplemental disclosure of non-cash activities
PIPE Investment issuance costs included in accounts payable and accrued expenses and other current liabilities	$362	$—
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,255	$2,995
Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$10,013	$2,170
Deferred offering costs included in accounts payable and accrued expenses and other current liabilities	$—	$2,139
Financing leases commencing in the period	$806	$—

Benson Hill, Inc.
Supplemental Schedules - Segment Information and Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

The Company defines and calculates Adjusted EBITDA as consolidated net loss before net interest expense, income tax provision, and depreciation and amortization, further adjusted to exclude stock-based compensation, other income and expense, and the impact of significant non-recurring items.

Three Months Ended June 30, 2022	Revenue	Adjusted EBITDA
Ingredients	93,545	(1,145)
Fresh	17,116	(304)
Unallocated and other	86	(14,217)
Total segment results	$110,747	$(15,666)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	$(27,554)
Interest expense, net	3,524
Income tax (benefit) expense	56
Depreciation and amortization	5,538
Stock-based compensation	5,676
Other expense (income), net	938
Change in fair value of warrants and conversion option	(5,899)
Other nonrecurring costs, including acquisition, transaction, and integration costs	294
Non-recurring SOX readiness costs	70
Severance expense	124
Fresh segment crop failure costs	1,567
Total Adjusted EBITDA	$(15,666)

Three Months Ended June 30, 2021	Revenue	Adjusted EBITDA
Ingredients	$22,724	$(6,409)
Fresh	16,906	165
Unallocated and other	62	(9,530)
Total segment results	$39,692	$(15,774)

Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	$(27,419)
Interest expense, net	1,277
Income tax (expense) benefit	—
Depreciation and amortization	2,839
Stock-based compensation	709
Other expense (income), net	(170)
Change in fair value of warrants	1,703
Other non-recurring costs, including acquisition costs	527
Non-recurring public company readiness costs	1,955
South America seed production costs	2,805
Total Adjusted EBITDA	$(15,774)

Six Months Ended June 30, 2022	Revenue	Adjusted EBITDA
Ingredients	$159,618	$(16,040)
Fresh	43,435	1,925
Unallocated and other	139	(29,083)
Total segment results	$203,192	$(43,198)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	$(44,130)
Interest expense, net	9,912
Income tax (expense) benefit	17
Depreciation and amortization	10,942
Stock-based compensation	11,359
Other expense (income), net	2,254
Change in fair value of warrants and conversion options	(37,640)
Other nonrecurring costs, including acquisition, transaction, and integration costs	312
Non-recurring SOX readiness costs	282
Severance expense	289
Fresh segment crop failure costs	1,567
PIPE Investment transaction costs	705
Fresh segment restructuring expenses	933
Total Adjusted EBITDA	$(43,198)

Six Months Ended June 30, 2021	Revenue	Adjusted EBITDA
Ingredients	$36,919	$(13,197)
Fresh	34,470	(172)
Unallocated and other	105	(17,252)
Total segment results	$71,494	$(30,621)

Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	$(49,766)
Depreciation and amortization	5,430
Stock-based compensation	1,356
Other expense (income), net	(388)
Change in fair value of warrants and conversion options	2,719
Interest expense, net	2,535
Other nonrecurring items, including acquisition costs	527
South America seed production costs	2,805
Non-recurring public company readiness costs	4,161
Income tax expense	—
Total Adjusted EBITDA	$(30,621)
Benson Hill, Inc.
Supplemental Schedules – 2022 Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

Adjustments to reconcile estimated 2022 consolidated net loss to estimated Adjusted EBITDA:

2022 Estimate
Consolidated net loss	$ (148,000) – (153,000)
Interest expense, net	23,000
Depreciation and amortization	23,000
Stock-based compensation	21,000
Other non-recurring costs	1,000
Total Adjusted EBITDA	$ (80,000) – (85,000)